Exhibit 10.66
DECLARATION OF AMENDMENT
TO
ALYNX, CO. ASSUMED 2006 STOCK INCENTIVE PLAN
(FORMERLY THE MIMEDX, INC. 2006 STOCK INCENTIVE PLAN)
THIS DECLARATION OF AMENDMENT, is made effective as of the 9th day of July 2008, by MIMEDX GROUP, INC. (the “Company”), to the Alynx, Co. Assumed 2006 Stock Incentive Plan (formerly the MiMedx, Inc. 2006 Stock Incentive Plan) (the “Original Plan”).
R E C I T A L S:
WHEREAS, on March 31, 2008 the Company (formerly Alynx, Co.) redomesticated from Nevada to Florida and changed its name to MiMedx Group, Inc., pursuant to an agreement and plan of merger dated March 31, 2008 (the “Merger Agreement”);
WHEREAS, pursuant to Merger Agreement, the Company assumed the “Alynx, Co. Assumed 2006 Stock Incentive Plan (formerly the MiMedx, Inc. 2006 Stock Incentive Plan)” (the “Original Plan”) and the awards granted under the Original Plan;
WHEREAS, the Board of Directors of the Company (the “Board”) has deemed it advisable to amend the Original Plan to (i) change the name of the Original Plan to “MiMedx Group, Inc. Assumed 2006 Stock Incentive Plan” (ii) change all references of “MiMedx, Inc.” in the Original Plan to “MiMedx Group, Inc.,” and (iii) change the definition of “Common Stock” to mean the common stock of the Company;
WHEREAS, the Original Plan authorizes the Board acting as the Administrator (as defined in the Original Plan) to amend the Original Plan, provided that any amendment required by Applicable Laws (as defined in the Original Plan) to be approved by the Company’s shareholders shall be approved by the Company’s shareholders;
WHEREAS, the Board of the Company has deemed it advisable to amend the Original Plan; and
WHEREAS, the Company desires to evidence such amendment of the Original Plan by the Board as set forth in this Declaration of Amendment.
NOW, THEREFORE, IT IS DECLARED that, effective as of July 9, 2008, the Original Plan shall be and hereby is amended as follows:
1. Name of Plan. The Original Plan shall now be referred to as the “MiMedx Group, Inc. 2006 Assumed Stock Incentive Plan (the “Amended Plan”) and all references to the “MiMedx, Inc. Stock Incentive Plan” in the Original Plan shall be changed and be referred to as the “MiMedx Group, Inc. Assumed 2006 Stock Incentive Plan” in the Amended Plan.
2. Amendment to Section 1(k). The Amended Plan is hereby amended by deleting the text in Section 1(k) in its entirety and inserting the following in lieu thereof:
“Common Stock means the common stock of MiMedx Group, Inc., $0.001 par value per share.”

3. Amendment to Section 1(l). The Amended Plan is hereby amended by deleting the text in Section 1(l) in its entirety and inserting the following in lieu thereof:
“Corporation means MiMedx Group, Inc., a Florida corporation, together with any successor thereto.”
4. Continued Effect. Except as set forth herein, the Amended Plan shall remain in full force and effect. Except as set forth herein, all Awards granted under the Original Plan shall remain in full force and effect in accordance with the terms of the applicable Award Agreement.
IN WITNESS WHEREOF, this Declaration of Amendment is executed on behalf of MiMedx Group, Inc. and effective as of July 9, 2008.
MIMEDX GROUP, INC.
By: /s/ Thomas W. D’Alonzo